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Carolina Power & Light Company
SUPPLEMENTAL  DATA                                                  Three Months Ended                Twelve Months Ended
                                                                         March 31                            March 31
                                                                1998             1997              1998             1997
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Operating Revenues (in thousands)
  Residential                                                   $ 259,136        $ 248,383        $   997,588      $   956,256
  Commercial                                                      153,540          149,639            652,340          625,941
  Industrial                                                      166,466          170,892            733,659          729,236
  Government and municipal                                         18,620           19,438             76,331           74,771
  Power Agency contract requirements                               18,658            9,119             80,858           80,461
  NCEMC                                                            56,529           54,220            228,260          218,736
  Other wholesale                                                  23,492           25,321             90,255           90,879
  Other utilities                                                  39,689           25,579            143,195           96,959
  Miscellaneous revenue                                            16,166           13,493             57,815           54,975
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            Total Operating Revenues                            $ 752,296        $ 716,084        $ 3,060,301      $ 2,928,214
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Energy Sales (millions of kWh)
  Residential                                                       3,438            3,268             12,658           12,070
  Commercial                                                        2,358            2,287             10,082            9,580
  Industrial                                                        3,479            3,515             15,038           14,637
  Government and municipal                                            314              325              1,283            1,253
  Power Agency contract requirements                                  398              379              2,090            2,132
  NCEMC                                                               989              946              4,216            3,803
  Other wholesale                                                     529              568              2,081            2,101
  Other utilities                                                   1,954            1,160              6,328            4,487
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            Total Energy Sales                                     13,459           12,448             53,776           50,063
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Energy Supply (millions of kWh)
  Generated - coal                                                  6,786            5,410             26,922           23,126
              nuclear                                               5,589            5,873             21,406           21,478
              hydro                                                   375              318                856              888
              combustion turbines                                      19                2                206               56
  Purchased                                                         1,156            1,214              6,260            6,611
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            Total Energy Supply (Company Share)                    13,925           12,817             55,650           52,159
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Detail of Income Taxes (in thousands)
  Included in Operating Expenses
    Income tax expense (credit) - current                       $  95,024        $  88,707        $   338,195      $   184,553
                                  deferred                        (22,871)         (25,120)           (66,349)          79,537
                                  investment tax credit
                                   adjustments                     (2,552)          (2,558)           (10,226)         (10,392)
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        Subtotal                                                   69,601           61,029            261,620          253,698
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    Harris Plant deferred costs - investment tax credit
     adjustments                                                        -              (60)               (91)            (272)
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            Total Included in Operating Expenses                   69,601           60,969            261,529          253,426
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  Included in Other Income
    Income tax expense (credit) - current                          (9,932)          (2,387)           (28,929)         (23,357)
                                  deferred                           (586)            (699)             2,165           10,837
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            Total Included in Other Income                        (10,518)          (3,086)           (26,764)         (12,520)
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               Total Income Tax Expense                         $  59,083        $  57,883        $   234,765      $   240,906
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FINANCIAL STATISTICS

Ratio of earnings to fixed charges                                                                       4.22             3.95
Return on average common stock equity                                                                   14.05%           12.91%
Book value per common share                                                                       $     19.73      $     18.91
Capitalization ratios
    Common stock equity                                                                                 53.06%           50.44%
    Preferred stock - redemption not required                                                            1.11             2.67
    Long-term debt, net                                                                                 45.83            46.89
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            Total                                                                                      100.00%          100.00%
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See Notes to Consolidated Interim Financial Statements.

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